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                                                                   EXHIBIT 10.3


Date:             As of October 12, 2002
Subject:          AGREEMENT FOR CONSULTING SERVICES

This agreement ("Agreement") sets forth the terms of the provision by Javier Aguirre ("Consultant") of certain mutually agreed consulting services to America Online Latin America, Inc. ("AOLA") as described herein.

SCOPE OF WORK

Provide financial consulting services to AOLA senior management, to the extent mutually agreed by AOLA and the Consultant.

COMPENSATION

Compensation will be as mutually agreed upon by the parties on a project-by-project basis.

EXPENSES

Reasonable phone calls will be reimbursed by AOLA. Any expenses not covered hereby or otherwise approved by AOLA shall be borne by Consultant. Expenses shall otherwise be covered under Exhibit A attached hereto.

TERMINATION

Unless earlier terminated as set forth in this Agreement, the term of this Agreement will begin on October 12, 2002 and expire on July 11, 2003; provided, that if you accept employment with AOL Time Warner Inc., the Cisneros Group of Companies, or any of their respective subsidiaries or other affiliates prior to July 18, 2003, then this Agreement will terminate on April 12, 2003. In addition, either party may terminate this Agreement at any time with or without cause upon seven (7) days prior written notice.

PAYMENT TERMS

15 days upon invoice receipt.
Invoices will be submitted during the first week of each month.

ADDITIONAL TERMS

The terms set forth on Exhibit A shall form part of this Agreement.

                                                                    AMERICA ONLINE LATIN AMERICA, INC.
By:      /s/ Javier Aguirre                                         By:    /s/ Charles M. Herington
         --------------------------------                                  ----------------------------
         Javier Aguirre
                                                                    Name:  Charles Herington
                                                                           ----------------------------
Date:    7/27/02                                                    Title: President and CEO
         -----------------------------------                               ----------------------------

                                                                    Date:  7/26/02
                                                                           ----------------------------


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                          EXHIBIT A - ADDITIONAL TERMS

I.  NO RIGHTS IN AOLA PROPERTY/ TRADEMARKS

NO OWNERSHIP OR LICENSE. Nothing in this Agreement shall convey to Consultant any right, license, title, interest in and to the Work (as defined below), the AOLA "look and feel", or any other AOLA property, property interest, license or right.

NO RIGHT TO USE TRADEMARKS. Consultant shall have no right to use any AOLA trade name, trademark or service mark.

II.  CONFIDENTIALITY/PROPRIETARY RIGHTS/ SECURITY TRADING

CONFIDENTIALITY. Consultant acknowledges that (1) AOLA, its subsidiaries and affiliated companies, are the owners of valuable trade secrets, and other confidential information and license same from others, (2) in the performance of the Consulting Services, Consultant shall receive or become aware of such information as well other confidential and proprietary information concerning AOLA, its subsidiaries and affiliated companies' business affairs, finances, properties, methods of operation and other data including the terms of this agreement (hereinafter collectively referred to as "Confidential Information"), and (3) unauthorized disclosure of any Confidential Information would irreparably damage AOLA, its subsidiaries and/or affiliated companies.

Consultant further acknowledges that the services which AOLA, its subsidiaries and/or affiliated companies performs for clients are confidential; that to enable AOLA, its subsidiaries and/or affiliated companies to perform these services, its clients furnish confidential information concerning their business affairs, finances, properties, methods of operation and other data; that the good will of AOLA, its subsidiaries and/or affiliated companies depends, among other things, upon its keeping such services and information confidential and that unauthorized disclosure of the same would irreparably damage AOLA, its subsidiaries and/or affiliated companies; and that by reason of its duties hereunder, Consultant may come into possession of information concerning such services or information furnished by clients, even though Consultant does not himself take any direct part in or furnish the services performed for those clients.

All such information owned by AOLA, its subsidiaries and/or affiliated companies, licensed by AOLA, its subsidiaries and/or affiliated companies, or concerning clients of AOLA, its subsidiaries and/or affiliated companies and services rendered by AOLA, its subsidiaries and/or affiliated companies to such clients is hereinafter collectively referred to as "Confidential Information."

For the purposes of this agreement, Confidential Information shall also mean any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential of proprietary to AOLA, its subsidiaries and/or affiliated companies, including, but not limited to, the material terms of this Agreement, information about AOLA Members (e.g., AOLA Member names, screennames, addresses or other identifying information), technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and related business plans, projections, and marketing data. The provisions of this paragraph shall not apply to Confidential Information that has, through no fault of Consultant, become public knowledge. As used herein, "AOLA Member" shall mean authorized users of the AOLA Network, including any sub-accounts using the AOLA Network under an authorized master account.

NON-DISCLOSURE. Consultant agrees that, except as directed by AOLA or as permitted in this Paragraph, Consultant will not at any time during or after the term of this Agreement disclose any Confidential Information to any person, or permit any person to examine and/or make copies of any reports or any documents prepared by Consultant or that come into Consultant's possession or under Consultant's control by reason of Consultant's services, and that upon termination of this Agreement, Consultant will turn over to AOLA all documents, papers, and other matter in Consultant's possession or under Consultant's control that contain or relate to such Confidential Information. Notwithstanding the foregoing, Consultant may disclose Confidential Information to its Assistants when reasonably necessary to perform the Consulting Services; provided that, (i) such Assistants agree in writing to be bound by the terms of this Agreement, and (ii) no such Assistant shall be an Interactive Service or an employee or independent contractor of an Interactive Service.

Without limiting the generality of the foregoing, Consultant shall not collect AOLA Member screennames from public or private areas of the AOLA Network and shall comply with AOLA's bulk e-mail policy.

INJUNCTIVE RELIEF. Consultant acknowledges that disclosure of any Confidential Information by Consultant will give rise to irreparable injury to AOLA, its subsidiaries and/or affiliated companies or the owner of such information, inadequately compensable in damages. Accordingly, AOLA or such other Party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Consultant acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate business interests of AOLA, its subsidiaries and/or affiliated companies and are reasonable in scope and content.

PROPRIETARY RIGHTS. All work, services and materials performed or created under the Agreement ("Work"), including, but not limited to, (i) names, characters, protectible organizational structures, "look and feel", other "brand" components, (ii) all materials, writings, products, deliverables developed or prepared for AOLA by Consultant or provided or delivered to AOLA by Consultants, Assistants or their agents to AOLA pursuant to this Agreement (collectively, "Materials") and (iii) any and all new or improved idea, design, concept, or other invention made or developed by Consultant during the course of rendering the Consulting Services or developing or preparing the Materials (collectively, "Invention"), are the property of AOLA and all title and interest therein shall vest in

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AOLA and shall be deemed to be a work made for hire and made in the course of
Consulting Services rendered hereunder. Consultant shall promptly and completely disclose to AOLA in writing any and all Inventions.

To the extent that title to any Works may not, by operation of law, vest in AOLA or such Works may not be considered works made for hire, Consultant hereby irrevocably assigns to AOLA all right, title and interest in and to any Work, including but not limited to any and all Materials and Inventions. All Works, including but not limited to Materials and Inventions, shall belong exclusively to AOLA, and AOLA shall have the right to obtain and to hold in its own name, copyrights, registrations, patents, or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Consultant agrees to give AOLA and any person designated by AOLA such reasonable assistance, at AOLA's request and expense, as is required to perfect, secure and protect AOLA's intellectual property and other rights set forth in this Section, including but not limited to executing all documents necessary to perfect, secure and protect such rights.

Unless otherwise requested by AOLA, upon the completion of the services to be performed hereunder, Consultant shall immediately turn over to AOLA all Work, including without limitation, any and all Materials and Inventions.

SECURITIES TRADING POLICY. Consultant agrees, for the term of this Agreement and for as long thereafter as Consultant has access to material, non-public information of AOLA, to comply, and to ensure the compliance of its Assistants, with the terms of AOLA's securities trading policy (the "Securities Policy"), a copy of which will be provided to Consultant upon Consultant's request, as revised from time to time, to the same extent as employees of AOLA are obligated to comply with the Securities Policy.

III.  REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES.

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  GENERAL

PERFORMANCE OF SERVICES. Unless otherwise specified by AOLA, Consultant has the right to (i) control and direct the means, manner and method by which the Consulting Services are performed, and (ii) perform the Consulting Services at any place or location and at such time as Consultant may reasonably determine. Unless otherwise agreed to by the Parties in writing, Consultant shall furnish all equipment and materials used to perform the Consulting Services, including but not limited to telephone lines, personal computers and modems.

OTHER WORK. Neither Consultant nor any Assistant (as defined below) shall perform work of a similar nature to the Consulting Services during the term of this Agreement for any Interactive Service. As used herein, an Interactive Service is an entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an online service or Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) covering a broad range of subjects and targeted at a broad audience (e.g., a search and directory service or portal) and/or marketing a broad selection of products and/or services across numerous "vertical" interactive commerce categories (e.g., an online mall or multiple-category e-commerce site); or (iii) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time online messages.

COMPLIANCE WITH APPLICABLE LAW. Consultant shall ensure that Consultant complies with all applicable local, state and federal law in performing the Consulting Services.

INDEPENDENT CONTRACTOR; NO AGENCY. Consultant is an independent contractor. Consultant shall not be deemed for any purpose to be an employee of AOLA. AOLA shall not be responsible to Consultant or any governing body for any payroll-related taxes related to the performance of the services, including but not limited to, withholding or other taxes related to federal or state income tax, social security benefits or unemployment compensation. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability on behalf of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an employment relationship, an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

CONSULTANT'S EMPLOYEES AND ASSISTANTS. From time to time, Consultant may, subject to the terms and conditions set forth in this Agreement, engage employees, independent contractors, consultants, volunteer assistants or other persons or entities (collectively, "Assistants") to aid Consultant in performing Consultant's duties under this Agreement. AOLA has no relationship with or to such Assistants and such Assistants are not employees, agents, consultants, representatives, assistants or independent contractors of AOLA. Consultant shall be fully and solely responsible for (i) the supervision and payment of such Assistants, (ii) all work performed by such Assistants and any third party subcontractors approved by AOLA and (iii) ensuring the compliance by its Assistants and any third party subcontractors with the terms of this Agreement.

EXPENSES. Consultant shall be entitled to reimbursement of reasonable out-of-pocket expenses necessarily and actually incurred by the Consultant in the performance of its services hereunder, provided that: (i) AOLA has given its prior written consent for any such expenses, including without limitation, travel expenses; (ii) the expenses have been detailed on a form acceptable to AOLA and submitted to the appropriate AOLA



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Project Manager for review and approval; and (iii) if requested by AOLA, the
Consultant submits supporting documentation in addition to the approved expense form. Any travel expenses shall comply with AOLA's travel policy, a copy of which may be requested by Consultant, and AOLA may, at AOLA's sole discretion, require Consultant to make travel arrangements through an AOLA-approved travel agency. Consultant shall invoice AOLA on a monthly basis for any expenses reimbursable hereunder.

TAXES. Consultant shall be responsible for determining the applicability of any sales, use, excise, or similar taxes which may be applicable to the performance of the Consulting Services, if any. Consultant shall clearly and separately state any applicable taxes on Consultant's invoice to AOLA for corresponding Consulting Services. AOLA shall pay applicable taxes on the invoice or, in lieu of the payment of any such taxes, AOLA may provide Consultant with a certificate acceptable to the taxing authorities exempting AOLA from payment of these taxes. Consultant shall pay all taxes collected from AOLA to the appropriate taxing authority. Consultant, and not AOLA, shall be obligated to pay any applicable taxes not invoiced to AOLA on the invoice for corresponding Consulting Services, including without limitation, any and all interest, penalties and attorneys' fees.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Consultant shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by AOLA for the implementation or continuing performance of this Agreement.

ASSIGNMENT. Consultant shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOLA. Assumption of the Agreement by any successor to Consultant (including, without limitation, by way of merger, consolidation or sale of all or substantially all of Consultant's stock or assets) shall be subject to AOLA's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

SUBCONTRACT. No work or services to be performed by Consultant hereunder shall be subcontracted to or performed on behalf of Consultant by any third party, except upon written permission by AOLA.

APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida and the federal courts situated in the Southern District of Florida in connection with any action under this Agreement, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

LIMITATIONS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGE OF ANY KIND OR NATURE, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT), TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF ANY OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE IN ADVANCE.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

SURVIVAL. This Exhibit A shall survive the termination of this Agreement.




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